PRICING SUPPLEMENT NO. 24A                                        Rule 424(b)(3)
DATED:  November 22, 1999                                     File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $107,500,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 11/30/1999  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 11/30/2004        CUSIP#: 073928LQ4

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  6.63625%         Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.53%

* On the 30th of each February, May, August and November prior to the Maturity Date.

** On the 30th of each February, May, August and November including the Maturity
   Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.